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                                                                       Exhibit 1

                                    AGREEMENT

     The undersigned hereby agree that Amendment No. 1 to Schedule 13D/A, dated March 5, 2004 containing the information required by Schedule 13D with respect to the ownership by each of the undersigned of the shares of common stock of Applix, Inc., is being filed on behalf of each of the undersigned.

     EXECUTED as a sealed instrument this 5th day of March, 2004.



                                         /s/ Bradley D. Fire
                                         -----------------------------------
                                         Bradley D. Fire



                                         /s/ Dawn Fire
                                         -----------------------------------
                                         Dawn Fire